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$9,225,000                                                          June 8, 1995
                                                              New York, New York

                                 PROMISSORY NOTE

          FOR VALUE RECEIVED, BUFFALO OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (collectively, the "COMPANY") hereby promises to pay to THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED (the "BANK"), for account of its Applicable Lending Office provided for by the Credit Agreement referred to below, at its principal New York office at 140 Broadway, New York, New York 10005-1196, the principal amount of Nine Million Two Hundred Twenty-Five Thousand and 00/100 Dollars ($9,225,000), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount hereof, at such office, in like money and funds, for the period commencing on the date hereof until such principal amount shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          This Note restates in its entirety and is given in substitution for a portion of that certain note in the original principal amount of $90,000,000 dated as of February 20, 1987 made by AIRCOA for the benefit of Bankers Trust Company which Note was assigned by Bankers Trust company to the Bank and split pursuant to a Note Severance Agreement dated as of the date hereof between AIRCOA and the Bank into two separate and distinct notes one of which is evidenced hereby.

          The date, amount, interest rate and duration of Interest Period (if applicable) of the principal amount evidenced hereby, and each payment made on account thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Promissory Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, PROVIDED that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the principal amount evidenced hereby.

          This Promissory Note is the New York Restated Note referred to in the Credit Agreement dated as of June 8, 1995 (as amended from time to time, the "CREDIT AGREEMENT") between the Company and Bank, and evidences in part the Mortgage Loan made by the Bank thereunder. Terms used but not defined in this Promissory Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Promissory Note upon the occurrence of certain events and

                                                                 Exhibit 10.40d

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                                                                               2



for prepayments of the Loans upon the terms and conditions specified therein.

          Except as permitted by Section 10.06(b) and (c) of the Credit Agreement, this Promissory Note may not be assigned by the Bank to any other Person.

          This Promissory Note shall be governed by and construed in accordance with the law of the State of New York.

                                        BUFFALO OPERATING PARTNERSHIP, L.P.

                                        By:  AIRCOA HOSPITALITY SERVICES,
                                               INC., its general partner

                                             By: /s/ Michael Sheh
                                                --------------------------------
                                                Michael Sheh
                                                Senior Vice President


                                             By: /s/ David C. Ridgley
                                                --------------------------------
                                                David C. Ridgley
                                                Vice President

                                        Address for Notices:
                                             5775 DTC Boulevard
                                             Englewood, CO  80111

                                        Attention:  Michael Sheh
                                                    Senior Vice President

                                        Telecopier No.:  303-220-2341

                                        Telephone No.:   303-220-2000

                                        with a copy to:

                                             5775 DTC Boulevard
                                             Englewood, CO  80111
                                             Attn:  Lyle Boll, Esq.
                                                    Corporate Counsel

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                                SCHEDULE OF LOAN

          This Promissory Note evidences in part the Mortgage Loan made under the within-described Credit Agreement to the Company, on the date, in the principal amount, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, conversion and prepayments of principal set forth below:

                                                 Amount
   Date        Prin-                              Paid,
   Made,       cipal                Duration     Prepaid     Unpaid
 Continued    Amount                   of       Continued     Prin-
    or          of      Interest    Interest       or         cipal    Notation
 Converted     Loan       Rate       Period     Converted    Amount     Made by
 ---------    ------    --------    --------    ---------    ------    --------